EXHIBIT 99.1

Loral Reports First Quarter 2011 Financial Results

Telesat and Space Systems/Loral Continue Strong Performance

NEW YORK, May 9, 2011 (GLOBE NEWSWIRE) -- Loral Space & Communications Inc. (Nasdaq:LORL) today announced its financial results for the three months ended March 31, 2011. Revenues and Adjusted EBITDA1 at both Telesat and Space Systems/Loral (SS/L) showed continued improvement when compared to the first quarter of 2010.

Highlights include:

  Telesat and SS/L financial results continued to reflect strong operating performance.
  SS/L reported first quarter revenue of $280.7 million and Adjusted EBITDA of $40.5 million.
  Telesat reported first quarter revenue of $205.7 million and Adjusted EBITDA of $158.9 million.
  Loral's liquidity is strong, with quarter end cash of $106.5 million, no debt and no borrowings under the $150 million revolver at SS/L.
  Telesat's newest satellite, Telstar 14R/Estrela do Sul, built by SS/L, was delivered to launch base ahead of schedule for a late May launch.

Combined segment revenues and Adjusted EBITDA for the quarter were $486.4 million and $194.6 million, respectively, which compared to $422.3 million and $151.6 million, respectively, in the first quarter of 2010. All of Telesat's revenue and Adjusted EBITDA are included in these segment results2. Loral's income statement, however, reflects its 64 percent economic interest in Telesat only under the equity method of accounting.

Loral's revenues and Adjusted EBITDA for the quarter after eliminations were $279.9 million and $35.4 million, respectively, compared to $228.9 million and $8.5 million respectively, in the first quarter of 2010. The eliminations include all of Telesat's results, as well as the impact of Loral's portion of the ViaSat-1 construction contract on SS/L's results.

Loral reported income, before equity in net income of affiliates, of $21.6 million in the current quarter compared to a loss, before equity in net income of affiliates, of $15.2 million for the first quarter of 2010.  Equity in net income of affiliates, comprised substantially of Loral's share of Telesat's net income and reflecting foreign exchange changes during the period, was $46.2 million in the current quarter compared to $44.6 million in the first quarter of 2010. As a result, Loral reported net income of $67.8 million in the current quarter compared to net income of $29.4 million for the first quarter of 2010.

Diluted earnings per share for the first quarter of 2011 were $2.10 compared to diluted earnings per share of $0.97 in the first quarter of 2010. Loral's liquidity remained strong with cash of $106.5 million on March 31, 2011 compared to $165.8 million on December 31, 2010. There were no drawings against the $150 million revolving credit facility at SS/L.

"Both Telesat and SS/L continue to focus on operating efficiencies and growth strategies," said Michael Targoff, chief executive officer of Loral Space & Communications. "The steady improvement of our results over the last several years reflects the ongoing success of this strategy."

Business Unit Review

Satellite Manufacturing

In the first quarter of 2011, SS/L reported revenue before eliminations of $280.7 million, up $50 million from $230.8 million reported in the first quarter of 2010. Adjusted EBITDA for the first quarter of 2011 was $40.5 million, which triples the Adjusted EBITDA of $12.7 million for the first quarter of 2010. Backlog at SS/L continues to be strong at $1.5 billion.

"The results at SS/L continue to be bolstered by excellent factory performance," said Mr. Targoff. "While we don't expect the growth trend to continue at this rate, the ongoing improvements to operations and the benefits of a full factory do have a sustainable positive impact on our financial results."

In the first quarter, SS/L was awarded a contract to manufacture a spacecraft for Australian telecommunications service provider, SingTel Optus. The satellite, Optus 10, will be used to augment the existing fleet of SingTel Optus satellites and demonstrates SS/L's flexibility to provide a smaller satellite with unique technical capabilities.

SS/L also announced that it delivered Telstar 14R/Estrela do Sul, a satellite that it built for Telesat, to launch base ahead of schedule. This marks the fourth consecutive satellite that SS/L has completed in advance of the scheduled contract delivery date.

Satellite Services

Reflecting increased fleet utilization, ongoing cost efficiencies, and positively impacted by the stronger Canadian dollar, Telesat revenue for the quarter was $205.7 million and Adjusted EBITDA was $158.9 million.  This shows improvement over revenue and Adjusted EBITDA for the first quarter of 2010 of $191.5 million and $142.8 million, respectively. The impact of changes in exchange rates between the Canadian dollar and the U.S. dollar in the first quarter increased Telesat revenue by $6.4 million and Adjusted EBITDA by $3.8 million.

Telesat's net income of $78.7 million for the three months ended March 31, 2011 includes a net foreign exchange gain of $53.6 million related primarily to Telesat's U.S. dollar denominated debt, as a result of the weakening of the U.S dollar against the Canadian dollar during the quarter. In the comparable quarter in 2010, net income of $76.9 million included a net foreign exchange gain of $65.9 million.

First quarter financial metrics at Telesat continue to be strong.  Backlog at $5.8 billion is robust, cash, including short-term investments, was $253.8 million, and there were no borrowings against the revolving credit facility.  Telesat's leverage as measured by Consolidated Debt to Adjusted EBITDA, based on the last four quarters, continued to decrease, reaching 4.4 times, a level significantly improved from more than eight times at the end of 2007 when Loral acquired its interest in Telesat.

In April 2011, Telesat acquired the Canadian payload on ViaSat-1 from Loral. The satellite, which is expected to be launched later this year, is already contracted to Barrett Xplore for broadband services in rural Canada for the life of the satellite.

Both the purchase of the ViaSat-1 capacity and the commencement of service of Telstar 14R/Estrela do Sul are expected to increase future revenues. Growth will also be driven by the Nimiq 6 satellite, which is anticipated to be launched in the first half of 2012 and the Anik G1 satellite, which Telesat anticipates will be launched in the second half of 2012.

Strategic Initiatives

"The previously announced process to explore strategic alternatives for Telesat and SS/L is ongoing," said Mr. Targoff. "The operating strength and prospects of both Telesat and SS/L provide us with a number of favorable alternatives ranging from sale or public offerings to staying the course with or without an SS/L spinoff or Telesat recapitalization or other internal restructuring. We would hope to have more clarity this quarter and will provide updates as events warrant."

Conference Call

Loral's chief executive officer Michael B. Targoff will host a conference call and web cast on Tuesday, May 10, at 11:00 a.m. ET to discuss the company's first quarter 2011 results. To participate, please dial (973) 200-3060 or toll free at (877) 831-3841 approximately ten minutes prior to the scheduled start of the call. A listen-only web cast of the call is available on the Investor Relations section of Loral's web site (http://investor.loral.com/events.cfm) under "Events & Presentations." A replay of the web cast will be available for 30 days.

A full discussion of Loral's results is contained in the company's Form 10-Q, which was filed today and will be available on the company's web site at www.loral.com or on the SEC's EDGAR service at www.sec.gov.

About Loral Space & Communications Inc.

Loral Space & Communications is a satellite communications company. It is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including fixed satellite services, direct-to-home television, broadband communications, wireless telephony, weather monitoring and air traffic management. Loral also owns 64 percent of Telesat Canada, a global operator of telecommunications and direct broadcast satellites used to distribute video entertainment programming, broadband data, and provide access to Internet services and other value-added communications services. For more information, visit Loral's web site at www.loral.com. LORL-F

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words "believes," "expects," "plans," "may," "will," "would," "could," "should," "anticipates," "estimates," "project," "intend" or "outlook" or other variations of these words or other similar expressions are intended to identify forward-looking statements and information. In addition, Loral Space & Communications Inc. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made from time to time with the Securities and Exchange Commission, and press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties which are described as "Risk Factors" and in the "Commitments and Contingencies" note to our financial statements in the current Form 10-Q, filed today, and in Loral's annual report on Form 10-K for the fiscal year ended December 31, 2010. The reader is specifically referred to these documents, as well as the Company's other filings with the Securities and Exchange Commission.

Risks and uncertainties include but are not limited to (1) risks associated with financial factors, including swings in the global financial markets, financial covenants in SS/L's credit agreement, increases in interest rates and access to capital; (2) risks associated with satellite manufacturing, including competition, cyclicality of SS/L's end-user markets, contractual risks, creditworthiness of customers, performance of suppliers and management of our factory and personnel; (3) risks associated with satellite services, including dependence on large customers, launch delays and failures, in-orbit failures and competition; (4) regulatory risks, such as the effect of U.S. export control and economic sanction laws; and (5) other risks, including litigation. The foregoing list of important factors is not exclusive. Furthermore, Loral operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond Loral's control.

1 The common definition of EBITDA is "Earnings Before Interest, Taxes, Depreciation and Amortization". In evaluating financial performance, we use revenues and operating income (loss) before depreciation, amortization and stock-based compensation (excluding stock-based compensation from SS/L Phantom SARs expected to be settled in cash) and directors' indemnification expense ("Adjusted EBITDA") as the measure of a segment's profit or loss. Adjusted EBITDA is equivalent to the common definition of EBITDA before: gains or losses on litigation not related to our operations; other expense; and equity in net income of affiliates.

Adjusted EBITDA allows us and investors to compare our operating results with that of competitors exclusive of depreciation and amortization, interest and investment income, interest expense, gains or losses on litigation not related to our operations, other expense and equity in net income of affiliates. Financial results of competitors in our industry have significant variations that can result from timing of capital expenditures, the amount of intangible assets recorded, the differences in assets' lives, the timing and amount of investments, the effects of other income (expense), which are typically for non-recurring transactions not related to the on-going business, and effects of investments not directly managed. The use of Adjusted EBITDA allows us and investors to compare operating results exclusive of these items. Competitors in our industry have significantly different capital structures. The use of Adjusted EBITDA maintains comparability of performance by excluding interest expense.

We believe the use of Adjusted EBITDA along with U.S. GAAP financial measures enhances the understanding of our operating results and is useful to us and investors in comparing performance with competitors, estimating enterprise value and making investment decisions. Adjusted EBITDA as used here may not be comparable to similarly titled measures reported by competitors. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs and to evaluate future growth opportunities. Adjusted EBITDA should be used in conjunction with U.S. GAAP financial measures and is not presented as an alternative to cash flow from operations as a measure of our liquidity or as an alternative to net income as an indicator of our operating performance.

2 Telesat reports its results in accordance with International Financial Reporting Standards ("IFRS"). However, all of Telesat's results, unless otherwise noted are reflected in this press release in accordance with U.S GAAP.

LORAL SPACE & COMMUNICATIONS INC.
Statements of Operations
(In millions, except per share amounts)

Revenues
	Three Months Ended March 31,
	2011	2010
Satellite Manufacturing	$ 280.7	$ 230.8
Satellite Services (1)	205.7	191.5
Segment revenues	486.4	422.3
Eliminations	(0.8)	(1.9)
Affiliate eliminations (1)	(205.7)	(191.5)
Revenues as reported	$ 279.9	$ 228.9

Adjusted EBITDA
	Three Months Ended March 31,
	2011	2010
Satellite Manufacturing	$ 40.5	$ 12.7
Satellite Services (1)	158.9	142.8
Corporate expenses	(4.8)	(3.9)
Segment Adjusted EBITDA before eliminations	194.6	151.6
Eliminations	(0.3)	(0.3)
Affiliate eliminations (1)	(158.9)	(142.8)
Adjusted EBITDA	$ 35.4	$ 8.5

Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended March 31,
	2011	2010
Adjusted EBITDA	$ 35.4	$ 8.5
Depreciation, amortization and stock-based compensation	(8.0)	(10.4)
Directors' indemnification expense	--	(14.4)
Operating income (loss)	27.4	(16.3)
Interest and investment income	7.6	3.3
Interest expense	(0.6)	(0.6)
Gain on litigation	4.5	--
Other expense	(1.9)	(0.1)
Income (loss) before income taxes	37.0	(13.7)
Income tax provision	(15.4)	(1.5)
Income (loss) before equity in net income of affiliates	21.6	(15.2)
Equity in net income of affiliates	46.2	44.6
Net loss attributable to noncontrolling interest	--	--
Net income attributable to Loral common shareholders	$ 67.8	$ 29.4
Net income per share attributable to Loral common shareholders:
Basic income per share	$ 2.21	$ 0.98
Diluted income per share	$ 2.10	$ 0.97
Weighted average common shares outstanding:
Basic	30.6	29.9
Diluted	31.3	30.4

(1) The Satellite Services segment includes Telesat Revenues and Adjusted EBITDA, which are eliminated in our consolidated financial statements, where we report our 64% economic share of Telesat under the equity method of accounting.

LORAL SPACE & COMMUNICATIONS INC.
Supplemental Financial Data
(In millions)

	March 31, 2011	December 31, 2010

Backlog
Satellite Manufacturing	$ 1,467	$ 1,625
Satellite Services	5,802	5,477
Total backlog	7,269	7,102
Intercompany eliminations	(3)	(4)
Affiliate eliminations	(5,802)	(5,477)
Net backlog	$ 1,464	$ 1,621

Condensed Balance Sheets
(In millions)

	March 31, 2011	December 31, 2010

Cash and equivalents	$ 106.5	$ 165.8
Contracts-in-process	285.4	186.9
Other current assets	217.1	166.4
Total current assets	609.0	519.1
Property, plant & equipment, net	188.4	235.9
Long-term receivables	333.1	319.4
Investments in affiliates	406.5	362.6
Long-term deferred tax assets	281.9	294.0
Other assets	34.8	23.9
Total assets	$ 1,853.7	$ 1,754.9

Customer advances and billings in excess of costs and profits	$ 318.3	$ 261.6
Other current liabilities	180.3	178.3
Total current liabilities	498.6	439.9
Long-term debt	--	--
Other long-term liabilities	408.0	414.1
Total liabilities	906.6	854.0
Equity	947.1	900.9
Total liabilities and equity	$ 1,853.7	$ 1,754.9

TELESAT
Summary Financial Information
(In millions)

Summary financial information in US$ and in accordance with US GAAP follows (in millions):

	Three Months Ended March 31,
	2011	2010
Statement of Operations:

Revenues	$ 205.7	$ 191.5

Adjusted EBITDA	$ 158.9	$ 142.8
Depreciation, amortization and stock-based compensation	(62.2)	(61.3)
Loss on disposition of long-lived assets	(0.7)	--
Operating income	96.0	81.5
Interest expense	(56.3)	(59.9)
Foreign exchange gains	83.3	109.0
Losses on financial instruments	(29.7)	(43.1)
Other income (expense)	1.1	(0.3)
Income tax provision	(15.7)	(10.3)
Net income	$ 78.7	$ 76.9

	March 31, 2011	December 31, 2010
Balance Sheet Data:

Cash and cash equivalents	$ 253.8	$ 220.7
Current assets	337.8	291.4
Total assets	5,546.0	5,309.4
Current liabilities	378.7	294.5
Debt, including current portion	2,923.8	2,928.9
Total liabilities	4,265.7	4,145.3
Redeemable preferred stock	145.7	141.7
Shareholders' equity	1,134.6	1,022.4

Other:

Backlog (U.S. Dollar)	$ 5,802	$ 5,477
Backlog (Canadian Dollar)	CAD 5,631	CAD 5,466
CONTACT:  Wendy Lewis
          650-704-7502